SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934.

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2)
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12

                                 CNB CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No Fee Required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2)  Aggregate number of securities to which transaction applies:

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     3) Per unit  price  or  other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11:

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     4)  Proposed maximum aggregate value of transaction:

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     5)  Total fee paid

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[ ]  Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid_________________

  2) Form, Schedule or Registration Statement No.:_________________

  3) Filing Party:__________________

  4) Date Filed:_________________

[PHONE SCRIPT]

Hello, my name is _______________ and I'm calling again at the request of the Board of Directors of CNB Corporation. I wanted to make sure you received the letter from Billy Benson and the post card comparing our bank with Coastal Federal. Mr. Benson's letter encouraged you to send in your BLUE proxy form and the post card showed how Coastal Federal is outperforming CNB.

Have you decided whether you will send in the BLUE proxy form or the GREEN proxy form?

IF BLUE: That's great. Be sure and send it in right away. We are grateful for your support. We believe that CNB is poised for great achievement under the leadership of the Blue Ribbon Slate. Good-bye.

IF GREEN: Well, could you tell me what it was that made you decide to sign the GREEN form?
         [WAIT FOR RESPONSE] ______________________________________

         Thanks for talking with me.  Good-bye.

IF UNDECIDED OR WON'T RESPOND: Well, we know this is a difficult decision with so much information being circulated.

         Do you need any more information about the people being nominated - Bill Benson, Paul Dusenbury, George Heyward Goldfinch or Russell Holliday?
         [WAIT FOR RESPONSE]_______________________________________

         Do  you  need  any  more   financial   information   about  the  bank's
         performance?
         [WAIT FOR RESPONSE]_________________________________________

         Do you have any questions about last year's decision to change the Chairman and President?

         [WAIT FOR RESPONSE] ________________________________________

I'll ask someone from the Board of Directors to get back to you on this. Thanks so much for talking to me. Good-bye.